Amended and Restated Investment Advisory Agreement
between the Trust and J.P. Morgan Investment
Management Inc. Incorporated           herein
by reference to the Registrant's Registration
Statement as           filed with the Securities
and Exchange Commission on April 29, 2005
(Accession Number 0001047469-05-12430).